INVESTMENT MANAGEMENT AGREEMENT

This Investment Management Agreement (the “Agreement”) is dated as of February 1, 2013 (the “Effective Date”) by and between Forward Industries, Inc., a New York corporation (the “Company”), and LaGrange Capital Administration, L.L.C., a Delaware limited liability company (the “Investment Adviser”).

RECITALS

WHEREAS, the Company has funded one or more trading accounts (collectively, the “Account”) in amounts approved by the Board of Directors of the Company, which amounts may be increased or decreased from time to time.

WHEREAS, the parties hereto desire to enter into this Agreement in order to set forth the terms and conditions upon which the Investment Adviser will provide investment advice with respect to the assets of the Company in the Account during the term of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained herein, the parties agree as follows:

AGREEMENT

1.         Appointment.  The Company hereby appoints the Investment Adviser to invest and trade the Account, subject to the supervision of the Investment Committee of the Board of Directors of the Company (the “Committee”), for the period and upon the terms herein set forth, utilizing the investment strategy set forth on Schedule A attached hereto, as the same may be modified from time to time by the Committee in its reasonable discretion (the “Investment Strategy”).

2.         Withdrawals from the Account.  The Company or its designees may make cash withdrawals from the Account (a) on March 31, June 30, September 30 or December 31 of each year upon 45 days’ prior written notice to the Investment Adviser; provided, however, that, in the event of a breach of the Investment Strategy, the Company may make a complete cash withdrawal from the Account immediately without the consent of the Investment Adviser.

3.         Authority of the Investment Adviser.

(a)                Without limiting the foregoing, except as otherwise provided in this Agreement and subject to the supervision of the Committee, the Investment Adviser is authorized on behalf of the Company to take all actions and make all decisions regarding the investment and reinvestment of the assets of the Account, subject in each case to such actions and decisions being in furtherance of the Investment Strategy, including, but not limited to the following:

(i)                 invest, re-invest and otherwise manage the assets of the Account, both directly and indirectly, in accordance with the Investment Strategy;

(ii)               purchase, sell, transfer, mortgage, pledge or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession (including, but not limited to, power to vote all proxies with respect to any stock, note, bond, debenture, investment contract, put, call, straddle, option, warrant or other instrument commonly known as a “security” (“Securities”) held by the Company) with respect to assets of the Account;

(iii)             lend any of the assets of the Account, as appropriate; provided that, if appropriate, collateral at least equal in value to the market value of such assets is deposited by the borrower thereof with the Company;

(iv)             make all decisions relating to the manner, method and timing of investment transactions; and

(v)               facilitate and assist the Company with any necessary regulatory filings and audits.

(b)               The Investment Adviser shall use its best judgment and efforts for the Company’s benefit in managing the Account pursuant to and consistent with the Investment Strategy.  The Investment Adviser undertakes and agrees that all trades and transactions made pursuant to the terms hereof will be within the scope of the Investment Strategy as in effect at the time of such trade or transaction.

(c)                Notwithstanding anything in this Agreement to the contrary: (i) the Investment Adviser shall have no authority hereunder to take possession of any assets in the Account or to direct delivery of any Securities or payment of any funds held in the Account to itself or direct any disposition of such Securities or funds except to the Company; and (ii) the Investment Adviser shall not enter into any litigation, make any bankruptcy-related filing or make any other court filing involving (in any of such cases) the Company or any assets of the Account without the prior written consent of the Company.

4.         Brokers; Dealers; Counterparties.  The Company or its designees shall be responsible for establishing and maintaining such prime brokerage and custodial arrangements as the Committee may determine in its sole discretion (collectively, the “Prime Brokers”).  The Investment Adviser is authorized to give instructions to the Prime Brokers and Executing Brokers (as defined below) with respect to all investment decisions regarding the assets of the Account subject to the terms hereof.  The Investment Adviser acknowledges and agrees that it does not have custody over the assets maintained in the Account and that it may not instruct executing brokers and/or dealers that it may utilize on behalf of the Account (collectively, the “Executing Brokers”) or the Prime Brokers to transfer assets from the Account except on a delivery-versus-payment or receipt-versus-payment basis.  Except as otherwise provided in this Section 4 and the Investment Strategy, the Investment Adviser shall have the authority to place orders for all transactions for the Company through Executing Brokers and such counterparties as the Investment Adviser may reasonably determine; provided that the Investment Adviser shall, upon request, provide the Committee and its designees with a listing of all such Executing Brokers and counterparties.  In the event that the Committee, in its sole discretion, determines not to use a particular Prime Broker or Executing Broker, the Company and/or its designees may transfer its assets away from such brokers without the prior consent of the Investment Adviser.

5.         Compensation.

(a)                Subject to Section 5(b), in consideration of the Investment Adviser’s investment advisory services to the Account, the Company shall promptly pay the Investment Adviser such investment advisory fees (the “Advisory Fees”) as set forth in the attached Schedule B or based on such different rates as may be mutually agreed in writing by the Company and the Investment Adviser.  For purposes of this Agreement, the term “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks in New York are open for normal banking business.

(b)               The Performance Fee and the Asset Based Fee (each as defined on Schedule B) shall be calculated and paid in U.S. dollars, provided, that the Committee may, in its sole discretion, elect to pay one-half of the amount of the Performance Fee with respect to any one or more periods by issuing to the Investment Advisor shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) or, as may be mutually agreed to by the Company and the Investment Advisor, securities linked to the value of the Common Stock.  The shares of Common Stock or other securities to be issued to the Investment Adviser pursuant to this Section 5(b) will be in accordance with the NASDAQ Marketplace Listing Rules.  The Investment Adviser agrees and acknowledges that (i) the issuance of any shares of Common Stock issuable pursuant to this Section 5(b) has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and, therefore, such shares cannot be resold unless they are subsequently registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available, (ii) that the Company does not have any present intention and is under no obligation to register such shares under the Securities Act and applicable state securities laws, and (iii) that Rule 144 promulgated under the Securities Act may not be available as a basis for exemption from registration.

(c)                “Investment Expenses” shall include the fees and expenses of the Company relating to its investing activities, including but not limited to all brokerage fees and commissions, interest on margin accounts and other indebtedness, custodial fees, bank service fees, costs of any outside appraisers, accountants, attorneys or other experts or consultants engaged by the Investment Adviser in connection with specific transactions, any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company in connection with the investment activities of the Company, withholding and transfer fees, clearing and settlement charges, and any other expenses related to the purchase, sale or transfer of investments.

(d)               “Operational Expenses” shall mean all administrative fees and expenses of the Company, including but not limited to initial organizational expenses, expenses of research and data collection and analysis.  Operational Expenses shall not include the Performance Fee, the Management Fee, Investment Expenses or operating costs of the Investment Adviser, including but not limited to, office space, utilities and salaries and other compensation of Investment Adviser personnel.

(e)                The Company will directly pay, or reimburse the Investment Adviser for, all Investment Expenses and Operational Expenses; provided, however, that without the Committee’s prior consent, total Investment Expenses chargeable to the Company each calendar year may not exceed 100 basis points of the average Net Asset Value (as defined on Schedule B) of the Account (the “Account NAV”) on the first day of each calendar month during the year (the “Expense Cap”) (with appropriate prorations for the first and last years under this Agreement, if less than a full calendar year).  For the avoidance of doubt, any soft dollar expenses incurred by the Investment Adviser in connection with its management of the Account shall not be counted towards the Expense Cap.

Expenses and any commissions, if common to the Company and to any other funds or accounts managed by the Investment Adviser or its affiliates, will be paid pro rata by such entities based on (1) their respective participations in the transaction giving rise to such common expense (for example, brokerage commissions paid on the acquisition or sale of securities by the Account and one or more such other funds or accounts); or (2) their respective amounts of capital under management, if the expense in question is not based on the parties’ respective participation in a transaction giving rise to such expense. The Company understands and acknowledges that brokers effecting transactions for the Account will be selected by the Investment Adviser and will be paid brokerage commissions from the Account at levels to be determined by the Investment Adviser.  In effecting transactions for the Account, the Investment Adviser is specifically authorized to select a broker or brokers who, in recognition of commissions received on transactions for the Account and other accounts managed by the Investment Adviser, are willing to provide the Investment Adviser with research and related services, some of which may fall outside the safe harbor of Section 28(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Research or related services furnished by brokers may include, but are not limited to, written information and analyses concerning specific securities, companies or sectors; market, financial and economic studies and forecasts as well as discussions with research personnel; financial publications; statistic and pricing services; hardware, software, databases and other technical and telecommunication services, lines and equipment utilized in the investment management process.  Research and related services obtained by the use of commissions arising from the Account’s portfolio transactions may be used by the Investment Adviser in its other investment activities.  In selecting brokers and negotiating commission rates, the Investment Adviser will take into account the financial stability and reputation of brokerage firms and the brokerage, execution and research or related services provided by such brokers, although the Account may not, in any particular instance, be the direct or indirect beneficiary of the research services provided.  The Company recognizes that since commission rates are generally negotiable, selecting brokers on the basis of considerations which are not limited to applicable commission rates may result in higher transaction costs than would otherwise be obtainable.

6.          Transaction Procedures.  All transactions will be consummated by payment to, or delivery by, the Company, or the custodian holding the assets of the Account (the “Custodian”), of all cash, securities or other assets due to or from the Account.  The Investment Adviser shall not act as custodian for the Account, but may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by the Investment Adviser pursuant to Section 3 hereof.  Instructions of the Investment Adviser to the Company and/or the Custodian shall be made in writing or, at the option of the Investment Adviser, orally and confirmed in writing as soon as practical thereafter, and the Investment Adviser shall instruct all brokers and dealers executing orders on behalf of the Account to forward to the Custodian copies of all confirmations promptly after execution of transactions.  The Investment Adviser shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Custodian; provided, however, that the Investment Adviser shall make reasonable efforts to require that brokers and dealers selected by the Investment Adviser perform their obligations with respect to the Account.  In the event that transactions concerning the same holdings or securities for the Account and for other managed accounts of the Investment Adviser may be made at slightly different prices due to the volume of securities purchased or sold, the Investment Adviser, to the greatest extent possible, will allocate trades such that the orders for the Account and such other managed accounts are filled at the same average price.  If all such orders cannot be fully executed under prevailing market conditions, the Investment Adviser may allocate the securities among the Account and any other managed account on a basis that it considers equitable in good faith.

When effecting transactions on behalf of the Company with brokers, dealers, banks or any other service providers and agencies, the Investment Adviser agrees to review and abide by the terms of the relevant governing contractual agreements (“Service Agreements”) between the Company and any such service providers.  The Investment Adviser shall inform the Committee in advance of any action or inaction that may result in the Company being in default or in breach under the terms of a Service Agreement.

7.          Valuation.  Assets of the Account shall be valued in accordance with attached Schedule C.

8.          Undertakings of the Investment Adviser.

(a)                During the term of this Agreement, the Investment Adviser, its employees, agents or affiliates or the stockholders, directors, officers, employees, principals, affiliates or agents of such affiliates or their respective successors or assigns (collectively, the “Investment Adviser Parties”) shall be free to advise other investors as to the purchase and sale of Securities, to manage and trade other investors’ investment accounts, and to trade for and on behalf of their own proprietary investment accounts. However, under no circumstances shall any Investment Adviser Party favor any account directed by any of them (regardless of the date on which they began or will begin to direct such account) over the Company’s account in any way or manner.

(b)               At the request of the Company, the Investment Adviser shall cooperate with, and provide reasonable assistance to, the Company’s auditors in connection with the preparation of the Company’s annual audited financial statements and any interim financial statements relating to the Company as may be prepared at the direction of the Company and/or its designees.

(c)                Upon notice from the Company, the Investment Adviser shall liquidate the positions in the Account (i) in order to satisfy the Company’s cash withdrawal requests, (ii) in connection with the winding-down of the Account and/or (iii) where exceptional circumstances exist with respect to the financial, regulatory or business concerns of the Company, its investors and/or any of their respective affiliates, including, without limitation, as may be deemed by the Committee, in its sole discretion, necessary to prevent the Company from becoming subject to the registration requirements of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

9.          Acknowledgments, Representations, Warranties, and Covenants of the Investment Adviser.  The Investment Adviser acknowledges, represents, and warrants that:

(a)                The Investment Adviser has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to perform its obligations under this Agreement, including without limitation, registration as an investment adviser with federal and/or state securities commissions if required by law or regulation, and it will maintain any required licenses, registrations, approvals, and memberships during the term of this Agreement.

(b)               This Agreement has been duly authorized and executed by the Investment Adviser and constitutes a valid and legally binding agreement enforceable against the Investment Adviser in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c)                The Investment Adviser represents that the execution of this Agreement by it does not violate any agreement or law applicable to the Investment Adviser.  Any individuals whose signatures are affixed to this Agreement and/or any exhibit hereto on behalf of the Investment Adviser have full authority and power to execute this Agreement on behalf of the Investment Adviser.  Any such individuals and/or Investment Adviser shall promptly notify the Company in writing of any event that could reasonably be anticipated to affect each such individual’s authority under this Agreement.

(d)               The Investment Adviser (A) is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, (the “Advisers Act”) or (B) if not registered, is not required to register as an Investment Adviser under the Advisers Act.

(e)                If registered under the Advisers Act, the Investment Adviser has supplied to or made available for review by the Company all documents, statements, agreements, and work papers requested by the Company, and such information is complete and accurate in all material respects.  If applicable, a copy of the Investment Adviser’s most recent Form ADV has/will be provided to the Company and all information in such documents is complete and accurate in all material respects as of the date hereof and is in conformity in all material respects with applicable securities laws, rules and regulations.  The Investment Adviser will deliver to the Company all material amendments to such documents promptly.

(f)                The Investment Adviser or the Investment Adviser’s successor or legal representative, as the case may be, shall promptly notify the Committee in writing of (i) the dissolution, termination, merger or bankruptcy of the Investment Adviser, or (ii) the occurrence of any other event which might affect the validity of this Agreement.

10.        Representations of the Company.  The Company hereby acknowledges, represents and warrants to, and agrees with the Investment Adviser as follows:

(a)                The Company is duly organized and validly existing as a New York corporation and the engagement of the Investment Adviser pursuant to the terms of this Agreement does not violate any material agreement or law applicable to the Company.  Any individuals whose signatures are affixed to this Agreement and/or any exhibit hereto on behalf of the Company have full authority and power to execute this Agreement on behalf of the Company.  Any such individuals and/or the Company shall promptly notify the Investment Adviser in writing of any event that could reasonably be anticipated to affect each such individual’s authority under this Agreement.

(b)               This Agreement has been duly authorized and executed by the Company and constitutes a valid and legally binding agreement enforceable against the Company in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.  The Company’s execution of this Agreement and the performance of its obligations hereunder do not conflict with or violate any provisions by which the Company is bound, whether arising by contract, operation of law or otherwise.

(c)                The Company has all governmental, regulatory, self-regulatory, and exchange licenses, registrations, memberships, and approvals required to perform its obligations under this Agreement, and it will maintain any required licenses, registrations, approvals, and memberships during the term of this Agreement.

11.       Reports and Information.

(a)                The Investment Adviser shall deliver a Statement setting forth in reasonable detail the Account NAV, the Securities held in the Account and the fair market value of such Securities to the Company’s Chief Executive Officer and Chief Financial Officer no less frequently than once per month and to the Committee no less frequently than once per week.  The Investment Adviser shall provide such other reports as may be reasonably requested from time to time by the Committee.

(b)               No less frequently than once per quarter and at such additional times as may be requested by the Committee, Mr. Grange Johnson will report to the Committee on the performance of the Account and the percentage of the Company’s total assets (excluding government securities and cash items) that are comprised of investment securities (as such term is defined in the Investment Company Act).

(c)                The Investment Adviser shall immediately notify the Committee upon the occurrence of any of the following: (i) the Account NAV decreases by more than 20% in any one month period or (ii) the Investment Adviser modifies or revises any performance report and/or modifies or revises its performance numbers with respect to the Account so that there is a material difference between the previous number and the revised number.  Without limiting the foregoing, any monthly or other periodic report delivered to the Committee by the Investment Adviser that includes any of the information listed in the preceding sentence shall constitute notice of such information to the Committee as required under the preceding sentence, and the Investment Adviser accordingly shall not be required to deliver a separate notice of such information.

(d)               The Investment Adviser shall, if requested by the Committee, deliver to the Committee and/or its designees copies of securities positions and all trades made by the Investment Adviser on behalf of the Company, by electronic transmission or other means, immediately following the end of the day on which the trade transactions reflected in such reports are settled.  Such information shall be provided in a format that is reasonably acceptable to the Investment Adviser and the Committee.  In connection therewith, the Investment Adviser shall aid the Committee and the Custodian(s), as the case may be, in reconciling discrepancies, if any, between the reports provided to the Committee and the reports of such transactions furnished by the Custodian(s).  Additionally, the Investment Adviser shall promptly give to the Committee all such information and explanations as the Committee may from time to time require with respect to the Account, including detailed calculations and documentation in support of any commissions and expenses billed to the Company by the Investment Adviser.

(e)                The Investment Adviser shall permit an independent accountant, attorney or other professional representative of the Company to review during normal business hours at the Investment Adviser’s office such records pertaining to the Account as the Company may reasonably request.

12.       Confidentiality of Account Investments/Operations.  All information regarding the Company’s identity and affairs shall be regarded as confidential, and all information regarding investments of, and investment advice given by the Investment Adviser with respect to, the Account shall be regarded as confidential by both the Investment Adviser and the Company except: (i) as among the parties and their affiliates or service providers in their ordinary course of business; (ii) as part of the parties’ customary investor relation services and with respect to selected information of interest to the parties’ clients or prospective clients; (iii) as required by law, regulation or court order; or (iv) to the extent that such information has been publicly disclosed other than in violation of this Agreement. Notwithstanding the foregoing, either party may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of (i) the Company and (ii) any of its transactions, including but not limited to opinions or other tax analyses relating to such tax treatment and tax structure.  All information regarding the terms of this Agreement shall be regarded as confidential by both the Investment Adviser and the Company.

13.        Other Accounts and Activities; More Favorable Terms.  The Investment Adviser and its affiliates manage accounts and perform investment advisory and brokerage services for others.  Particular facts unique to particular accounts, such as investment objectives and cash availability, affect investment decisions.  To the maximum extent permissible, purchases, sales and investment advice are based upon the judgment of the portfolio manager supervising the particular account.  The Investment Adviser, its affiliates and employees may have an interest in an issue of a security, the purchase or sale of which is recommended or which is purchased, sold, held or otherwise traded for the Account.  Subject to the Investment Adviser’s compliance with the Investment Strategy, (i) the Investment Adviser, its affiliates and employees may sell or recommend the sale of a particular security for certain accounts (including accounts in which they have an interest) and may buy or recommend the purchase of such security for other accounts (including accounts in which they have an interest) and accordingly, transactions in a particular account may not be consistent with transactions in other accounts or investment recommendations, and (ii) the Investment Adviser, its affiliates and employees may take such action with respect to any of its other managed accounts so long as it is the Investment Adviser’s policy, to the extent practicable, to allocate investment opportunities to the Account over a period of time on a fair and equitable basis relative to other managed accounts.  Investment Adviser will seek to allocate or rotate investment opportunities equitably but comparable accounts may not have comparable results.

14.        Indemnification of Company.  The Investment Adviser agrees to indemnify and hold harmless the Company, and its shareholders, directors, partners, officers and employees, from and against all costs, claims, damages, awards, and expenses (including, but not limited to, reasonable attorney fees) that are incurred or borne as a result of the gross negligence, willful misconduct, fraud or any material breach by the Investment Adviser (or by any of its shareholders, directors, members, partners, officers, employees, affiliates or agents) of any of the Investment Adviser’s representations, warranties, or obligations under this Agreement (as it may be amended from time to time).

15.        Indemnification of Investment Adviser.  The Company agrees to indemnify and hold harmless the Investment Adviser and its shareholders, directors, members, partners, officers and employees, from and against all costs, claims, damages, awards, losses, and expenses (including, but not limited to, reasonable attorney fees) that are incurred or borne as a result of the gross negligence, willful misconduct, fraud or any material breach by the Company (or by any of its shareholders, directors, members, partners, officers, employees, affiliates or agents) of any of the Company’s representations, warranties, or obligations under this Agreement (as it may be amended from time to time).

16.        Independent Contractor.  For all purposes of this Agreement, the Investment Adviser will be an independent contractor and not an employee of the Company.  Nothing herein will be construed as making the Company a partner or co-venturer with the Investment Adviser or any of its affiliates.

17.        Term; Termination; Renewal and Survival.

(a)                This Agreement shall commence on the Effective Date and shall continue until the second anniversary of the Effective Date.  Thereafter, the term of this Agreement shall automatically renew for additional one year terms unless terminated in accordance with the terms hereof or a party shall provide notice to the other party no less than sixty (60) days prior to the end of a term of its decision to terminate the Agreement at the end of the then current term and not renew the Agreement.  Notwithstanding the foregoing, this Agreement may be terminated at any time by either party upon notice given in writing to the other party if the other party:

(i)                 shall commit any material breach of its obligations under this Agreement and shall fail to cure such breach within ten days of receipt of written notice from the first party requiring it to do so; or

(ii)               shall be dissolved (except a voluntary dissolution for the purposes of reconstructing or amalgamation upon terms previously approved in writing by the first party) or be unable to pay its debts or commit any act of bankruptcy or if a receiver is appointed of any of its assets.

(b)               In the event of a complete cash withdrawal from the Account or a termination of this Agreement, the Investment Adviser shall liquidate and return all holdings and assets in the Account to cash as soon as practicable in order to allow Investment Adviser to return such cash to the Company by the effective date of such withdrawal or termination consistent with the terms hereof.

(c)                The services and charges provided for under this Agreement shall terminate upon the termination of this Agreement, but the promises, waivers, representations, indemnifications, exculpations and provisions set forth in Sections 12, 14, 15 and 17 shall survive termination.

18.        Modification; Waiver.  This Agreement may only be amended, modified or terminated by a written document signed by both parties.  If any provision of this Agreement is declared to be invalid such declaration shall not be deemed to affect the validity of any of the other provisions.

19.        Entire Agreement; Binding Effect; Assignment.  This Agreement is the entire agreement between the parties and supersedes all prior or contemporaneous written or oral negotiations, correspondence, agreements and understandings regarding the subject matter hereof.  This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors, and their rights and obligations hereunder will not be assignable, transferable or delegable without the written consent of the other party hereto, provided, however, that the Investment Adviser may delegate its rights and responsibilities hereunder to one or more entities that controls, is controlled by or is under common control with the Investment Adviser.  None of the rights, duties or obligations of either party to this Agreement may be assigned, transferred or delegated without the written consent of the other.  “Assignment” shall have the meaning defined in Section 202(a)(1) of the Advisers Act and regulations and releases issued pursuant thereto.  No assignment will be deemed to result from changes in the membership of the Investment Adviser except as provided in the Advisers Act.  The Investment Adviser shall notify the Company of changes in its membership within a reasonable time.

20.        Governing Law.  Except as expressly otherwise provided in this Agreement, this Agreement is governed by and shall be construed in accordance with the laws of the State of New York, without regard to any conflict of laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

21.        Consent to Jurisdiction.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of any federal or state court located within the State of New York with respect to any dispute which may arise under this Agreement and each of the parties hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto shall be heard and determined in such courts.  Each of the parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any dispute which may arise under this Agreement brought in any such court or any defense of inconvenient forum for the maintenance of such dispute.  Each of the parties agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereby consents to process being served in any suit, action or proceeding by delivery of a copy thereof in accordance with the provisions of Section 23.

22.        WAIVER OF JURY TRIAL.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY DISPUTE WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

23.        Notices.

(a)          Except as otherwise specifically provided herein, all communications under this Agreement must be in writing and will be deemed duly given and received when delivered personally, upon confirmation of receipt when sent by facsimile or e-mail transmission or one day after being deposited for next-day delivery with an internationally recognized overnight international delivery service, properly addressed to the party to receive such notice at the party’s address specified herein, or at any other address that any party may designate by notice to the others.

(b)          All communications shall be delivered to the requisite party, at its address as follows:

If to the Company:

Forward Industries, Inc.
477 Rosemary Ave., Suite 217-219
West Palm Beach, FL 33410
Attention:  Robert Garrett
Email: rgarrett@forwardindustries.com

If to the Investment Adviser:

LaGrange Capital Administration, L.L.C.
570 Lexington Avenue, 27th Floor
New York, New York 10022
Attention: Frank LaGrange Johnson
Email: GJohnson@lagrangecapital.com

24.         Severability. The invalidity or unenforceability of any provision hereof will in no way affect the validity or enforceability of any and all other provisions hereof.

25.         Third-Party Beneficiaries. No party intends for this Agreement to benefit any third party not expressly identified or described in this Agreement, but is intended to benefit those third parties who are so identified or described as fully as if those third parties were parties to this Agreement.

26.        Counterparts. This Agreement may be signed in any number of counterparts. Any single counterpart or a set of counterparts signed in either case by the parties hereto will constitute a full and original Agreement for all purposes. Facsimile or electronic signatures on this Agreement shall be as effective and binding as original signatures.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

Forward Industries, Inc.		LaGrange Capital Administration, L.L.C.

By:	/s/	By:	/s/
	Name:		Name:	Frank LaGrange Johnson
	Title:		Title:

[Signature page to investment management agreement]

SCHEDULE A

INVESTMENT OBJECTIVES, RESTRICTIONS AND OTHER TERMS AND CONDITIONS OF INVESTMENT STRATEGY

Unless otherwise agreed upon between the Committee and the Investment Adviser from time to time, the Investment Adviser will manage the Account in accordance with the following investment policies, guidelines and restrictions:

(a)       Permitted Instruments.  The Investment Adviser will limit investments in the Account to readily marketable equity and debt Securities issued by companies subject to Section 13 or 15(d) of the Exchange Act, which are actively traded or quoted on a national securities exchange.  The Investment Adviser will not invest the Account in alternative asset categories, derivatives or Securities other than those referenced in the immediately preceding sentence without the prior consent of the Committee.  The value of all bonds, notes, debentures, bills or other fixed income Securities in the Account will at no time represent more than 50% of the Account NAV without the prior approval of the Committee.

(b)        Leverage.  The Investment Adviser may trade on margin, borrow from banks, brokers or other institutions or pledge the assets of the Account in connection therewith as permitted by the Committee.

(c)        Short Selling. The Investment Adviser may sell short any Securities in the Account, whether naked, covered or by means of derivative or futures contracts as permitted by the Committee.

(d)        Diversification.  The Investment Adviser will maintain diversification among Securities in the Account as agreed to by the Committee from time to time.

(e)        Liquidity. The Investment Adviser may invest in Securities that cannot reasonably be expected to be sold in a timely manner without a substantial loss in value as permitted by the Committee.

(f)         Cash.  Cash will not be a strategic asset in the Account, provided that the Investment Adviser may from time to time invest in cash and cash equivalents to provide income, liquidity for expense payments or preservation of the Account NAV.

(g)        Voting.  The Investment Adviser will vote all proxies in connection with Securities in the Account in a manner that is in the best interest of the Company.  The Investment Adviser will not (i) acquire Securities that would cause a position in the Account to exceed 5% of the outstanding voting securities of the issuing company or (ii) acquire any Securities with the intention of influencing the management of the issuer of such Securities, in each case without the prior consent of the Committee.

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SCHEDULE B

INVESTMENT ADVISORY FEE

Fees payable to the Investment Adviser shall be calculated as follows:

1.        Asset Based Fee. Commencing on the Effective Date, the Company shall pay to the Investment Adviser (quarterly in advance) an amount (the “Asset Based Fee”) equal to 1% per annum of the average Account NAV.   The Asset Based Fee shall accrue on the first day of each quarter based on the Account NAV as of the close of business on the last day of the preceding calendar quarter, taking into account any contributions made to or withdrawals from the Account during the preceding quarter.

(a)       If the Company contributes capital to the Account, including its initial capital, on a date other than the first calendar day of a quarter, the Account will be accrued a prorated portion of the Asset Based Fee for that quarter with respect to such contribution based on the number of days remaining in that quarter.

(b)       If the Company withdraws assets from the Account, whether on termination of this Agreement or otherwise, on any date other than the last day of a calendar quarter, the Asset Based Fee accrued with respect to that quarter on the amount withdrawn shall be prorated based on the number of days elapsed in that quarter prior to the withdrawal.

For purposes of this Agreement, “Net Asset Value” means the aggregate value of all assets in the Account, less all liabilities, which shall include any Crystallized Performance Fee (as defined below) in the year incurred.

2.         Performance Fee.  In addition to the Asset Based Fee, the Company shall pay to the Investment Adviser a fee (the “Performance Fee”) annually in arrears at the end of each Annual Period (as defined in Section 2(d) below) based on the Account NAV as of the close of business on the last day of such Annual Period (each, a “Calculation Date”) calculated as follows:

(a)             For each Annual Period, 20% of the increase (if any) in the Account NAV over the highest Account NAV as of any previous Calculation Date, as adjusted for contributions to or withdrawals from the Account as provided in Section 2(b) below.  Performance Fee accrued, if any, shall be payable within 30 days following the end of the Annual Period.  For the purpose of calculating the Asset Based Fee under Section 1 above, any Performance Fee accrued as of the Calculation Date shall be subtracted from the Account balance as of that date.

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(b)          No Performance Fee shall be payable to the Investment Adviser for any Annual Period in relation to which the Account NAV on the relevant Calculation Date is below the highest Account NAV on any previous Calculation Date (the Account NAV on such previous Calculation Date (or on the Effective Date in the case of the first Calculation Date), the “High Water Mark”), and no compensation other than the Asset Based Fee shall be payable to the Investment Adviser in subsequent Annual Periods until the Account NAV on the relevant Calculation Date shall have exceeded the High Water Mark; provided however that if the Company withdraws any part of the assets in the Account in any period after the Account NAV on the relevant Calculation Date is below a High Water Mark, then the full amount of the High Water Mark shall be reduced by an amount equal to the product of (x) High Water Mark in effect immediately prior to such withdrawal multiplied by (y) the quotient of (i) the Account NAV immediately after such withdrawal divided by (ii) the Account NAV immediately before such withdrawal.  If a Performance Fee is paid with respect to any Calculation Date, the High Water Mark is reset to the Account NAV immediately following such payment.

(c)           If the Company withdraws any part of the assets in the Account other than as of the end of an Annual Period, then any Performance Fee attributable to the withdrawn portion of the Account shall be calculated and crystallized as of the effective date of the withdrawal (a “Crystallized Performance Fee”), and such Crystallized Performance Fee shall be payable in arrears at the end of that Annual Period.

(d)          “Annual Period” is defined as (i) initially, the period beginning as of the Effective Date and ending on December 31, 2013, and (ii) thereafter and for as long as the Agreement remains in effect, each twelve-month period ending on December 31; provided that the last Annual Period shall commence on the first day of the calendar year immediately preceding the date of termination of this Agreement and shall end on the date of such termination.  For purposes of this Section 2, references to the highest Account NAV on any previous Calculation Date shall also include the Account NAV on the Effective Date.  For the avoidance of doubt, this Performance Fee calculation method is intended to ascertain the performance of the Account as a whole.

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SCHEDULE C

VALUATION

The assets of the Account will be valued as follows:

All Account assets shall be valued by the Investment Adviser at fair value in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). U.S. GAAP establishes a hierarchy for inputs in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are inputs that market participants would use in pricing the investment based on market data obtained from sources independent of the Investment Adviser. Unobservable inputs are inputs that reflect the Investment Adviser's assumptions about the factors market participants would use in pricing the investment based on the best information available in the circumstances. The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 - Valuations based on quoted prices in active markets for identical investments.

Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement.

The availability of observable inputs can vary from investment to investment and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuations are based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Investment Adviser in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Investment Adviser's own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Investment Adviser uses prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation.

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Securities that are traded on listed securities exchanges consist of investments such as common stock and options. Common stock shall be valued at the last reported sales price on the valuation date. Options shall be valued at the average of the “bid” and “ask” price. Investments in derivative instruments can be exchange-traded or over-the-counter (“OTC”). OTC derivatives, including nonmarketable OTC options, are generally valued by the Investment Adviser using observable inputs. Inputs may include quotations from counterparties, the fair value of the underlying assets, market prices for reference securities, credit spreads, market liquidity and concentrations, foreign currency rates, funding and administrative costs. In instances where market models are used, the value of the OTC derivative depends on the contractual terms of, and specific risks inherent in, the instrument as well as the availability and reliability of observable inputs.

Securities denominated in foreign currencies shall be translated into U.S. dollar amounts at the date of valuation.  Purchases and sales of Securities denominated in foreign currencies shall be translated into U.S. dollar amounts on the respective dates of such transactions.

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